UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On July 28, 2011, we reported results for the quarter ended June 30, 2011. Digital Realty Trust, Inc.’s and Digital Realty Trust, L.P.’s (which we refer to as our operating partnership) net income for the second quarter of 2011 was $38.2 million, down 2.1% from $39.0 million in the first quarter of 2011 and up 92.0% from $19.9 million in the second quarter of 2010. Net income for the second quarter of 2011 was down from the first quarter of 2011 primarily due to higher interest expense in the second quarter of 2011 compared to the previous quarter due to the issuance of our operating partnership’s 5.250% unsecured senior notes due 2021 in March 2011 partially offset by an increase in operating income. Net income available to common stockholders of Digital Realty Trust, Inc. in the second quarter of 2011 was $32.0 million, or $0.33 per diluted share, unchanged from $0.33 per diluted share in the first quarter of 2011 and up 200.0% from $0.11 per diluted share in the second quarter of 2010. Net income available to common stockholders of Digital Realty Trust, Inc. in the second quarter of 2011 was up from the first quarter of 2011 primarily due to the conversion of convertible preferred stock which reduced preferred stock dividends in the second quarter of 2011. Net income available to common unitholders of our operating partnership in the second quarter of 2011 was $33.6 million, or $0.33 per diluted unit, unchanged from $0.33 per diluted unit in the first quarter of 2011 and up 200.0% from $0.11 per diluted unit in the second quarter of 2010. Net income available to common unitholders of our operating partnership in the second quarter of 2011 was up from the first quarter of 2011 primarily due to the conversion of convertible preferred units which reduced preferred unit distributions in the second quarter of 2011.

We reported total operating revenues of $267.9 million in the second quarter of 2011, up 6.9% from $250.7 million in the first quarter of 2011 and up 35.6% from $197.5 million in the second quarter of 2010. Total operating revenues in the second quarter of 2011 increased from the first quarter of 2011 primarily due to new leasing at our properties.

Funds from operations (“FFO”) on a diluted basis was $119.6 million in the second quarter of 2011, or $1.02 per diluted share and unit, unchanged from $1.02 per diluted share and unit in the first quarter of 2011 and up 34.2% from $0.76 per diluted share and unit in the second quarter of 2010. FFO per diluted share and unit in the second quarter of 2011 was unchanged from the first quarter of 2011 primarily due to an increase in operating income offset by an increase in shares outstanding resulting from the issuance of nearly 2.9 million shares under our At-the-Market equity distribution program.

Acquisitions and Leasing Activity

On April 15, 2011, we completed the acquisition of a 38.8 acre development site located contiguous to our datacenter campus in Ashburn, Virginia. The purchase price was $17.3 million. The site was acquired for the development of additional datacenter facilities to meet future demand for Turn-Key Datacenter and Powered Base Building space in the Northern Virginia market. Up to 300,000 square feet is planned for the initial phase of development at the site. The timing and commencement of construction is subject to a number of factors, including the successful leasing of available space at the existing campus.

On June 24, 2011, we acquired the noncontrolling ownership interest in Datacenter Park Dallas, from our joint venture partner for $53.2 million, resulting in full ownership by us. The 7-building development property is located in Richardson, Texas and totals approximately 797,000 square feet. We recently completed the development and lease up of the first building, 1232 Alma Road, a 105,000 square foot multi-tenant datacenter facility with 13 MW of IT capacity.

Subsequent to the end of the quarter, on July 21, 2011, we completed the acquisition of an 8.6 acre development site in Sydney, Australia for a purchase price of approximately $10.1 million AUD. This represents the first acquisition in Australia for us, and we now operate data centers in 29 markets world-wide. The site is capable of supporting approximately 200,000 square feet of data center development with over 11.5MW of IT capacity. We have secured permitting for the development and plan to commence construction on the first phase in the fall of 2011, which consists of building out the first of two data center facilities totaling approximately 100,000 square feet. Each building is designed to support four 1440 kW Turn-Key Datacenter PODs. The first two 1440 kW PODs are expected to be delivered upon completion of the first building’s shell and core.

On July 26, 2011, we completed the acquisition of a redevelopment site in London, U.K. for a purchase price of £12.9 million. The property totals approximately 130,000 square feet with 8 MW of IT capacity and is capable of supporting the development of five 1440 kW Turn-Key Datacenter PODs.

We signed leases during the quarter ended June 30, 2011 totaling approximately $42.9 million of annualized GAAP rental revenue, including $1.5 million of colocation revenue, and scheduled to commence between the second quarter of 2011 and the fourth quarter of 2012. Leases signed totaled approximately 289,000 square feet, consisting of over 205,000 square feet of Turn-Key Datacenter space leased at an average annual GAAP rental rate of approximately $193.00 per square foot, and approximately 84,000 square feet of non-technical space leased at an average annual GAAP rental rate of approximately $20.00 per square foot.

For the quarter ended June 30, 2011, we commenced leases totaling approximately $29.0 million of annualized GAAP rental revenue, including approximately $0.8 million of colocation revenue. Commenced leases totaled approximately 476,000 square feet, consisting of over 123,000 square feet of Turn-Key Datacenter space leased at an average annual GAAP rental rate of approximately $146.00 per square foot, approximately 225,000 square feet of Powered Base Building space leased at an average annual GAAP rental rate of approximately $25.00 per square foot, and nearly 98,000 square feet of non-technical space leased at an average annual GAAP rental rate of approximately $21.00 per square foot. Also included in commencements were datacenter master leases, previously announced as signed in the first quarter of 2011, which totaled nearly 30,000 square feet leased at an average annual GAAP rental rate of approximately $85.00 per square foot.

As of July 28, 2011, our portfolio comprises 97 properties, excluding two properties held in unconsolidated joint ventures, consisting of 135 buildings totaling approximately 17.2 million net rentable square feet, including 2.2 million square feet of space held for redevelopment. The portfolio is strategically located in 29 key technology markets throughout North America, Europe, Singapore and Australia.

Balance Sheet Update

Total assets grew to approximately $5.7 billion at June 30, 2011, up from approximately $5.5 billion at March 31, 2011. Total debt at June 30, 2011 was approximately $3.1 billion, unchanged from the first quarter ended March 31, 2011. Stockholders’ equity was approximately $2.1 billion at June 30, 2011, up from approximately $1.9 billion at March 31, 2011.

During the second quarter of 2011, in connection with the acquisition of the noncontrolling ownership interest in Datacenter Park Dallas, we also repaid in full secured debt on the property for approximately $16.2 million. The acquisition and the repayment were financed with borrowings under our revolving credit facility. We also prepaid the secured debt on the 3 Corporate Place property in Piscataway, New Jersey totaling approximately $80.0 million and paid at maturity the secured debt on the 6 Braham Street property in London, England totaling approximately $20.3 million. After quarter end, we repaid at maturity $25.0 million of unsecured notes under the Prudential shelf facility.

In June 2011, we completed our previous At-the-Market equity distribution program, under which Digital Realty Trust, Inc. sold 6,790,653 shares of its common stock for gross proceeds of $400.0 million, resulting in net proceeds of approximately $394.0 million after deducting commissions and before offering expenses. During the second quarter of 2011, Digital Realty Trust, Inc. sold 2,869,445 shares of its common stock at an average price of $60.58 per share, resulting in net proceeds of approximately $171.2 million after deducting commissions and before offering expenses.

Subsequently, we commenced a new At-the-Market equity distribution program under which Digital Realty Trust, Inc. can issue and sell up to $400.0 million of its common stock. We will use the net proceeds from the offering to temporarily repay borrowings under our revolving credit facility, to acquire additional properties, to fund development and redevelopment opportunities and for general working capital purposes, including potentially for the repurchase, redemption or retirement of outstanding debt or preferred equity securities.

During the second quarter of 2011, holders of our operating partnership’s 4.125% Exchangeable Senior Debentures due 2026, or the 2026 Debentures, exchanged approximately $4.6 million aggregate principal amount of such debentures for approximately

$4.6 million in cash and 69,000 shares of Digital Realty Trust, Inc.’s common stock. Holders of Digital Realty Trust, Inc.’s Series C Convertible Preferred Stock also converted approximately 1,429,000 shares of such preferred stock with a liquidation preference value of $35.7 million, which comprised approximately 20% of the Series C Convertible Preferred Stock outstanding at December 31, 2010, into approximately 764,000 newly issued shares of Digital Realty Trust, Inc.’s common stock. In addition, holders of Digital Realty Trust, Inc.’s Series D Convertible Preferred Stock converted approximately 4,127,000 shares of such preferred stock with a liquidation preference value of $103.2 million, which comprised approximately 30% of the Series D Convertible Preferred Stock outstanding at December 31, 2010, into approximately 2,526,000 newly issued shares of Digital Realty Trust, Inc.’s common stock.

On July 14, 2011, we commenced an offer to repurchase, at the option of each holder, any and all of the outstanding 2026 Debentures at a price equal to 100% of the principal amount, as required by the terms of the indenture governing the 2026 Debentures. The repurchase offer will expire at 5:00 p.m., New York City time, on August 11, 2011. We also distributed a Notice of Redemption to the holders of the 2026 Debentures that our operating partnership intends to redeem all of the outstanding 2026 Debentures, pursuant to its option under the indenture governing the 2026 Debentures, on August 18, 2011, at a price equal to 100% of the principal amount, plus accrued and unpaid interest thereon to, but excluding, the redemption date. In connection with the redemption, holders of the 2026 Debentures have the right to exchange their 2026 Debentures prior to 5:00 p.m., New York City time, on August 16, 2011. 2026 Debentures not surrendered pursuant to the repurchase offer prior to 5:00 p.m., New York City time, on August 11, 2011, or for exchange prior to 5:00 p.m., New York City time, on August 16, 2011, will be redeemed by our operating partnership on August 18, 2011.

On July 25, 2011, we declared dividends of $0.68 per share of common stock, $0.273438 per share of 4.375% Series C Cumulative Convertible Preferred Stock, and $0.34375 per share of 5.500% Series D Cumulative Convertible Preferred Stock of Digital Realty Trust, Inc. The dividends will be paid on September 30, 2011 to holders of record on September 15, 2011. Our operating partnership declared an equivalent distribution per unit.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This discussion is a supplement to, and is intended to be read together with, the discussions under the heading “United States Federal Income Tax Considerations” included in our Registration Statement on Form S-3 (File No. 333-158958 and 333-158958-01) (the “Registration Statement”), and is intended to supersede the discussion under the heading “Supplemental United States Federal Income Tax Considerations” included in our Current Report on Form 8-K filed with the SEC on February 25, 2011. This summary is for general information only and is not tax advice.

The following discussion is intended to replace the discussion under the heading “Tax Rates.”

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is generally 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 15%. However, dividends payable by REITs are not eligible for the 15% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as “capital gain dividends.” For taxable years beginning after December 31, 2012, the 15% the capital gains tax rate is currently scheduled to increase to 20% and the rate applicable to dividends will increase to the tax rate then applicable to ordinary income. In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

In addition, certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of stock or debt obligations for taxable years beginning after December 31, 2012. U.S. holders should consult their tax advisors regarding the effect, if any, of these additional taxes on their ownership and disposition of our capital stock or debt securities.

The following discussion is intended to replace the discussion under the heading “Withholding Taxes on Certain Foreign Accounts” in the Registration Statement.

Withholding taxes may be imposed on certain types of payments made to “foreign financial institutions” and certain other non-United States entities. Specifically, a 30% withholding tax will be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, capital stock or debt securities paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. Although these rules currently apply to applicable payments made after December 31, 2012 (other than payments made on debt securities outstanding on March 18, 2012), in recent guidance, the IRS has indicated that Treasury Regulations will be issued providing that the withholding provisions described above will apply to payments of dividends on our common stock or interest on our debt securities (excluding those debt securities outstanding on March 18, 2012) made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock or debt securities on or after January 1, 2015. Prospective investors should consult their tax advisors regarding these withholding provisions, including this new IRS guidance.

Forward-Looking Statements

This report contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, development and redevelopment plans, expected timing for development plans, expected size and IT capacity of development projects, and the use of proceeds from our capital markets activities. These risks and uncertainties include, among others, the following: the impact of the recent deterioration in global economic, credit and market conditions; current local economic conditions in our geographic markets; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; increased interest rates and operating costs; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and other agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; our failure to successfully integrate and operate acquired or redeveloped properties; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development or redevelopment of properties; decreased rental rates or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and space held for redevelopment; difficulties in identifying properties to acquire and completing acquisitions; our inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to public companies; Digital Realty Trust, Inc.’s failure to maintain its status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see our reports and other filings with the Securities and Exchange Commission, including our Combined Annual Report on Form 10-K for the year ended December 31, 2010, as may be updated by subsequent filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Digital Realty Trust, Inc. and Subsidiaries

Condensed Consolidated Income Statements

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Operating Revenues:
Rental	$202,806	$156,831	$399,601	$308,138
Tenant reimbursements	51,311	39,597	103,145	78,655
Construction management	13,759	1,036	15,576	2,450
Other	5	—	300	—

Total operating revenues	267,881	197,464	518,622	389,243

Operating Expenses:
Rental property operating and maintenance	72,337	53,935	144,060	106,530
Property taxes	13,962	12,748	27,433	25,469
Insurance	1,998	1,846	4,049	3,581
Construction management	11,199	471	12,936	1,118
Depreciation and amortization	76,848	59,860	150,766	117,392
General and administrative	14,077	12,574	26,482	23,093
Transactions	740	1,715	1,421	2,548
Other	—	165	90	167

Total operating expenses	191,161	143,314	367,237	279,898

Operating income	76,720	54,150	151,385	109,345

Other Income (Expenses):
Equity in earnings (losses) of unconsolidated joint ventures	1,058	955	2,266	2,933
Interest and other income	380	34	644	65
Interest expense	(39,334)	(33,162)	(75,416)	(64,064)
Tax expense	(233)	(534)	(661)	(1,250)
Loss from early extinguishment of debt	(363)	(1,541)	(978)	(1,541)

Net Income	38,228	19,902	77,240	45,488
Net income attributable to noncontrolling interests	(1,525)	(710)	(3,035)	(1,451)

Net Income Attributable to Digital Realty Trust, Inc.	36,703	19,192	74,205	44,037
Preferred stock dividends	(4,713)	(10,101)	(11,235)	(20,202)

Net Income Available to Common Stockholders	$31,990	$9,091	$62,970	$23,835

Net income per share available to common stockholders:
Basic	$0.33	$0.11	$0.67	$0.30
Diluted	$0.33	$0.11	$0.66	$0.29

Weighted average shares outstanding:
Basic	96,295,585	80,542,329	93,875,415	79,164,167
Diluted	97,511,811	83,021,817	95,012,965	81,450,636

Digital Realty Trust, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Investments in real estate
Properties:
Land	$498,522	$478,629
Acquired ground leases	6,796	6,374
Buildings and improvements	4,820,275	4,459,047
Tenant improvements	290,643	283,492

Total investments in properties	5,616,236	5,227,542
Accumulated depreciation and amortization	(781,871)	(660,700)

Net investments in properties	4,834,365	4,566,842
Investment in unconsolidated joint ventures	18,145	17,635

Net investments in real estate	4,852,510	4,584,477
Cash and cash equivalents	27,900	11,719
Accounts and other receivables, net	83,672	70,337
Deferred rent	218,318	190,067
Acquired above market leases, net	34,506	40,539
Acquired in place lease value and deferred leasing costs, net	322,793	334,366
Deferred financing costs, net	21,821	22,825
Restricted cash	56,928	60,062
Other assets	39,957	15,091

Total Assets	$5,658,405	$5,329,483

LIABILITIES AND EQUITY
Revolving credit facility	$341,417	$333,534
Unsecured senior notes, net of discount	1,465,587	1,066,030
Exchangeable senior debentures, net of discount	314,588	353,702
Mortgage loans, net of premiums	935,485	1,043,188
Other secured loan	10,500	10,500
Accounts payable and other accrued liabilities	284,284	237,631
Accrued dividends and distributions	—	51,210
Acquired below market leases, net	84,518	93,250
Security deposits and prepaid rents	88,212	85,775

Total Liabilities	3,524,591	3,274,820

Equity:
Stockholders’ equity	2,071,152	1,962,518
Noncontrolling interests	62,662	92,145

Total Equity	2,133,814	2,054,663

Total Liabilities and Equity	$5,658,405	$5,329,483

Digital Realty Trust, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:

Net income	$77,240	$45,488
Adjustments to reconcile net income to net cash provided by operating activities
Loss on early extinguishment of debt-non cash portion	567	1,193
Equity in earnings of unconsolidated joint venture	(2,266)	(2,933)
Distributions from unconsolidated joint venture	2,000	2,000
Write-off of net assets due to early lease terminations	81	167
Depreciation and amortization of buildings and improvements, tenant improvements and acquired ground leases	118,520	93,940
Amortization of share-based unearned compensation	6,702	6,601
(Recovery of) allowance for doubtful accounts	(1,295)	296
Amortization of deferred financing costs	4,961	5,335
Write-off of deferred financing costs, included in net loss on early extinguishment of debt	85	—
Amortization of debt discount/premium	1,498	2,256
Amortization of acquired in place lease value and deferred leasing costs	32,246	23,453
Amortization of acquired above market leases and acquired below market leases, net	(3,674)	(4,704)
Changes in assets and liabilities:
Restricted cash	2,654	2,043
Accounts and other receivables	(7,224)	(9,017)
Deferred rent	(27,053)	(21,682)
Deferred leasing costs	(7,770)	(5,122)
Other assets	(12,915)	(6,561)
Accounts payable and other accrued liabilities	4,154	14,020
Security deposits and prepaid rents	1,212	(3,701)

Net cash provided by operating activities	189,723	143,072

Cash flows from investing activities:

Acquisitions of real estate	(17,523)	(405,983)
Investment in unconsolidated joint venture	(244)	—
Deposits paid for acquisitions of real estate	(2,224)	(25,000)
Receipt of value added tax refund	5,623	1,818
Refundable value added tax paid	(7,674)	(2,077)
Change in restricted cash	118	(1,626)
Improvements to and advances for investments in real estate	(307,890)	(153,701)
Improvement advances to tenants	(2,935)	(911)
Collection of advances from tenants for improvements	1,728	994

Net cash used in investing activities	(331,021)	(586,486)

Digital Realty Trust, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Continued)

(unaudited, in thousands)

	Six Months Ended June 30,
	2011	2010
Cash flows from financing activities:

Borrowings on revolving credit facility	$537,431	$291,404
Repayments on revolving credit facility	(527,500)	(485,547)
Borrowings on unsecured senior notes	—	117,000
Borrowings on 5.875% unsecured senior notes due 2020	—	491,480
Borrowings on 5.250% unsecured senior notes due 2021	399,100	—
Principal payments on mortgage loans	(123,645)	(6,705)
Principal repayments on 2026 exchangeable senior debentures	(40,457)	(250)
Equity component settled associated with exchange of 2026 exchangeable senior debentures	(11,783)	—
Change in restricted cash	1,311	514
Payment of loan fees and costs	(3,825)	(5,544)
Capital contributions received from noncontrolling interests in joint venture	42	4,833
Gross proceeds from the sale of common stock	179,583	461,868
Common stock offering costs paid	(3,317)	(17,183)
Proceeds from exercise of stock options	3,053	3,638
Payment of dividends to preferred stockholders	(11,235)	(20,202)
Payment of dividends to common stockholders and distributions to noncontrolling interests in operating partnership	(188,039)	(121,589)
Purchase of noncontrolling interests in consolidated joint venture	(53,240)	—

Net cash provided by financing activities	157,479	713,717

Net increase in cash and cash equivalents	16,181	270,303

Cash and cash equivalents at beginning of period	11,719	72,320

Cash and cash equivalents at end of period	$27,900	$342,623

Supplemental disclosure of cash flow information:

Cash paid for interest, including amounts capitalized	$72,557	$49,293
Cash paid for taxes	1,080	695

Supplementary disclosure of noncash investing and financing activities:

Change in net assets related to foreign currency translation adjustments	$25,037	$(37,519)
Decrease in accounts payable and other accrued liabilities related to change in fair value of interest rate swaps	(947)	(6,096)
Noncontrolling interests in operating partnership redeemed for or converted to shares of common stock	6,434	7,179
Accrual for additions to investments in real estate and tenant improvement advances included in accounts payable and accrued expenses	126,039	80,439
Accrual of contingent purchase price for investments in real estate	—	7,440
Issuance of common stock in exchange of 2026 exchangeable senior debentures, net	230	36,989

Allocation of purchase price of real estate/investment in partnership to:

Investments in real estate	17,523	377,419
Acquired above market leases	—	9,714
Acquired below market leases	—	(26,450)
Acquired in place lease value and deferred leasing costs	—	45,300

Cash paid for acquisition of real estate	$17,523	$405,983

Digital Realty Trust, Inc. and Subsidiaries

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations (FFO)

(in thousands, except per share and unit data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Net income available to common stockholders	$31,990	$30,980	$9,091	$62,970	$23,835
Adjustments:
Noncontrolling interests in operating partnership	1,582	1,652	560	3,234	1,533
Real estate related depreciation and amortization (1)	76,405	73,506	59,517	149,911	116,692
Real estate related depreciation and amortization related to investment in unconsolidated joint ventures	893	892	688	1,785	1,461

FFO available to common stockholders and unitholders (2)	$110,870	$107,030	$69,856	$217,900	$143,521

Basic FFO per share and unit	$1.10	$1.11	$0.81	$2.21	$1.69
Diluted FFO per share and unit (2)	$1.02	$1.02	$0.76	$2.03	$1.57
Weighted average common stock and units outstanding
Basic	101,056	96,303	86,150	98,699	84,700
Diluted (2)	117,845	115,730	106,386	116,744	104,767

(1) Real estate depreciation and amortization was computed as follows:
Depreciation and amortization per income statement	76,848	73,918	59,860	150,766	117,392
Non-real estate depreciation	(443)	(412)	(343)	(855)	(700)

	$76,405	$73,506	$59,517	$149,911	$116,692

(2)	At June 30, 2011, we had 5,271 series C convertible preferred shares and 9,518 series D convertible preferred shares outstanding that were convertible into 2,865 common shares and 6,419 common shares on a weighted average basis for the three months ended June 30, 2011, respectively. In addition, we had a balance of $266,400 of 5.50% exchangeable senior debentures that were exchangeable for 6,289 common shares on a weighted average basis for the three months ended June 30, 2011. See below for calculations of diluted FFO available to common stockholders and unitholders and weighted average common stock and units outstanding.

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010

FFO available to common stockholders and unitholders	$110,870	$107,030	$69,856	$217,900	$143,521
Add: Series C convertible preferred dividends	1,441	1,832	1,914	3,273	3,828
Add: Series D convertible preferred dividends	3,272	4,690	4,742	7,962	9,484
Add: 5.50% exchangeable senior debentures interest expense	4,050	4,050	4,050	8,100	8,100

FFO available to common stockholders and unitholders — diluted	$119,633	$117,602	$80,562	$237,235	$164,933

Weighted average common stock and units outstanding	101,056	96,303	86,150	98,699	84,700
Add: Effect of dilutive securities (excluding series C and D convertible preferred stock and 5.50% exchangeable senior debentures)	1,216	1,172	2,146	1,138	1,988
Add: Effect of dilutive series C convertible preferred stock	2,865	3,652	3,657	3,256	3,657
Add: Effect of dilutive series D convertible preferred stock	6,419	8,333	8,238	7,371	8,227
Add: Effect of dilutive 5.50% exchangeable senior debentures	6,289	6,270	6,195	6,280	6,195

Weighted average common stock and units outstanding — diluted	117,845	115,730	106,386	116,744	104,767

Note Regarding Funds From Operations

We calculate Funds from Operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) available to common stockholders and unitholders (computed in accordance with U.S. GAAP), excluding gains (or losses) from sales of property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance.

Digital Realty Trust, Inc. and Subsidiaries

EBITDA and Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net income available to common stockholders	$31,990	$9,091	$62,970	$23,835
Interest	39,334	33,162	75,416	64,064
Loss from early extinguishment of debt	363	1,541	978	1,541
Tax expense	233	534	661	1,250
Depreciation and amortization	76,848	59,860	150,766	117,392

EBITDA	148,768	104,188	290,791	208,082
Noncontrolling interests	1,525	710	3,035	1,451
Preferred stock dividends	4,713	10,101	11,235	20,202

Adjusted EBITDA	$155,006	$114,999	$305,061	$229,735

Note Regarding EBITDA and Adjusted EBITDA

We believe that earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, preferred dividends and noncontrolling interests. Adjusted EBITDA is EBITDA excluding noncontrolling interests, preferred stock dividends and costs of redeeming our preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income (computed in accordance with GAAP) as a measure of our financial performance.

Digital Realty Trust, L.P. and Subsidiaries

Condensed Consolidated Income Statements

(in thousands, except unit and per unit data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Operating Revenues:
Rental	$202,806	$156,831	$399,601	$308,138
Tenant reimbursements	51,311	39,597	103,145	78,655
Construction management	13,759	1,036	15,576	2,450
Other	5	—	300	—

Total operating revenues	267,881	197,464	518,622	389,243

Operating Expenses:

Rental property operating and maintenance	72,337	53,935	144,060	106,530
Property taxes	13,962	12,748	27,433	25,469
Insurance	1,998	1,846	4,049	3,581
Construction management	11,199	471	12,936	1,118
Depreciation and amortization	76,848	59,860	150,766	117,392
General and administrative	14,077	12,574	26,482	23,093
Transactions	740	1,715	1,421	2,548
Other	—	165	90	167

Total operating expenses	191,161	143,314	367,237	279,898

Operating income	76,720	54,150	151,385	109,345

Other Income (Expenses):
Equity in earnings (losses) of unconsolidated joint ventures	1,058	955	2,266	2,933
Interest and other income	380	34	644	65
Interest expense	(39,334)	(33,162)	(75,416)	(64,064)
Tax expense	(233)	(534)	(661)	(1,250)
Loss from early extinguishment of debt	(363)	(1,541)	(978)	(1,541)

Net Income	38,228	19,902	77,240	45,488

Net loss (income) attributable to noncontrolling interests in consolidated joint ventures	57	(150)	199	82

Net Income Attributable to Digital Realty Trust, L.P.	38,285	19,752	77,439	45,570
Preferred units distributions	(4,713)	(10,101)	(11,235)	(20,202)

Net Income Available to Common Unitholders	$33,572	$9,651	$66,204	$25,368

Net income per unit available to common unitholders:
Basic	$0.33	$0.11	$0.67	$0.30
Diluted	$0.33	$0.11	$0.66	$0.29

Weighted average common units outstanding:
Basic	101,056,387	86,149,647	98,698,968	84,699,431
Diluted	102,272,613	88,629,135	99,836,518	86,985,900

Digital Realty Trust, L.P. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Investments in real estate
Properties:
Land	$498,522	$478,629
Acquired ground leases	6,796	6,374
Buildings and improvements	4,820,275	4,459,047
Tenant improvements	290,643	283,492

Total investments in properties	5,616,236	5,227,542
Accumulated depreciation and amortization	(781,871)	(660,700)

Net investments in properties	4,834,365	4,566,842
Investment in unconsolidated joint ventures	18,145	17,635

Net investments in real estate	4,852,510	4,584,477
Cash and cash equivalents	27,900	11,719
Accounts and other receivables, net	83,672	70,337
Deferred rent	218,318	190,067
Acquired above market leases, net	34,506	40,539
Acquired in place lease value and deferred leasing costs, net	322,793	334,366
Deferred financing costs, net	21,821	22,825
Restricted cash	56,928	60,062
Other assets	39,957	15,091

Total Assets	$5,658,405	$5,329,483

LIABILITIES AND CAPITAL
Revolving credit facility	$341,417	$333,534
Unsecured senior notes, net of discount	1,465,587	1,066,030
Exchangeable senior debentures, net of discount	314,588	353,702
Mortgage loans, net of premiums	935,485	1,043,188
Other secured loan	10,500	10,500
Accounts payable and other accrued liabilities	284,284	237,631
Accrued dividends and distributions	—	51,210
Acquired below market leases, net	84,518	93,250
Security deposits and prepaid rents	88,212	85,775

Total Liabilities	3,524,591	3,274,820

Capital:
Partners’ capital	2,120,782	2,014,954
Noncontrolling interests in consolidated joint ventures	13,032	39,709

Total Capital	2,133,814	2,054,663

Total Liabilities and Capital	$5,658,405	$5,329,483

Digital Realty Trust, L.P. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:

Net income	$77,240	$45,488
Adjustments to reconcile net income to net cash provided by operating activities
Loss on early extinguishment of debt-non cash portion	567	1,193
Equity in earnings of unconsolidated joint venture	(2,266)	(2,933)
Distributions from unconsolidated joint venture	2,000	2,000
Write-off of net assets due to early lease terminations	81	167
Depreciation and amortization of buildings and improvements, tenant improvements and acquired ground leases	118,520	93,940
Amortization of share-based unearned compensation	6,702	6,601
(Recovery of) allowance for doubtful accounts	(1,295)	296
Amortization of deferred financing costs	4,961	5,335
Write-off of deferred financing costs, included in net loss on early extinguishment of debt	85	—
Amortization of debt discount/premium	1,498	2,256
Amortization of acquired in place lease value and deferred leasing costs	32,246	23,453
Amortization of acquired above market leases and acquired below market leases, net	(3,674)	(4,704)
Changes in assets and liabilities:
Restricted cash	2,654	2,043
Accounts and other receivables	(7,224)	(9,017)
Deferred rent	(27,053)	(21,682)
Deferred leasing costs	(7,770)	(5,122)
Other assets	(12,915)	(6,561)
Accounts payable and other accrued liabilities	4,154	14,020
Security deposits and prepaid rents	1,212	(3,701)

Net cash provided by operating activities	189,723	143,072

Cash flows from investing activities:

Acquisitions of real estate	(17,523)	(405,983)
Investment in unconsolidated joint venture	(244)	—
Deposits paid for acquisitions of real estate	(2,224)	(25,000)
Receipt of value added tax refund	5,623	1,818
Refundable value added tax paid	(7,674)	(2,077)
Change in restricted cash	118	(1,626)
Improvements to and advances for investments in real estate	(307,890)	(153,701)
Improvement advances to tenants	(2,935)	(911)
Collection of advances from tenants for improvements	1,728	994

Net cash used in investing activities	(331,021)	(586,486)

Digital Realty Trust, L.P. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Continued)

(unaudited, in thousands)

	Six Months Ended June 30,
	2011	2010
Cash flows from financing activities:

Borrowings on revolving credit facility	$537,431	$291,404
Repayments on revolving credit facility	(527,500)	(485,547)
Borrowings on unsecured senior notes	—	117,000
Borrowings on 5.875% unsecured senior notes due 2020	—	491,480
Borrowings on 5.250% unsecured senior notes due 2021	399,100	—
Principal payments on mortgage loans	(123,645)	(6,705)
Principal repayments on 2026 exchanagable senior debentures	(40,457)	(250)
Capital component settled associated with exchange of 2026 exchangeable senior debentures	(11,783)	—
Change in restricted cash	1,311	514
Payment of loan fees and costs	(3,825)	(5,544)
Capital contributions received from noncontrolling interests in joint venture	42	4,833
General partner contributions	179,319	448,323
Payment of distributions to preferred unitholders	(11,235)	(20,202)
Payment of distributions to common unitholders	(188,039)	(121,589)
Purchase of noncontrolling interests in consolidated joint venture	(53,240)	—

Net cash provided by financing activities	157,479	713,717

Net increase in cash and cash equivalents	16,181	270,303
Cash and cash equivalents at beginning of period	11,719	72,320

Cash and cash equivalents at end of period	$27,900	$342,623

Supplemental disclosure of cash flow information:

Cash paid for interest, including amounts capitalized	$72,557	$49,293
Cash paid for taxes	1,080	695
Supplementary disclosure of noncash investing and financing activities:

Change in net assets related to foreign currency translation adjustments	$25,037	$(37,519)
Decrease (increase) in accounts payable and other accrued liabilities related to change in fair value of interest rate swaps	(947)	(6,096)
Noncontrolling interest contribution to consolidated joint venture	6,434	7,179
Accrual for additions to investments in real estate and tenant improvement advances included in accounts payable and accrued expenses	126,039	80,439
Accrual of contingent purchase price for investments in real estate	—	7,440
Issuance of common stock in exchange of 2026 exchangeable senior debentures, net	230	36,989

Allocation of purchase price of real estate/investment in partnership to:
Investments in real estate	17,523	377,419
Acquired above market leases	—	9,714
Acquired below market leases	—	(26,450)
Acquired in place lease value and deferred leasing costs	—	45,300

Cash paid for acquisition of real estate	$17,523	$405,983

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 29, 2011

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills Senior Vice President, General Counsel and Assistant Secretary